Exhibit 4.2

SHARES CUSIP G0R38G 104

NUMBER C-

SEE REVERSE FOR CERTAIN DEFINITIONS

ARMADA ACQUISITION CORP. III

INCORPORATED UNDER THE LAWS OF THE CAYMAN ISLANDS

CLASS A ORDINARY SHARES

THIS CERTIFIES THAT          is the owner of

FULLY PAID AND NON-ASSESSABLE CLASS A ORDINARY SHARES OF PAR VALUE OF $0.0001 EACH (the “Ordinary Shares”) OF ARMADA ACQUISITION CORP. III (the “Company”), transferable on the books of the Company in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

The Company will be forced to redeem all of its Ordinary Shares and liquidate if it is unable to complete an initial business combination within the time period set forth in the Company’s amended and restated memorandum and articles of association, as the same may be amended from time to time (the “Memorandum and Articles”).

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

Dated:

President	Secretary

ARMADA ACQUISITION CORP. III

The Company will furnish without charge to each shareholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of equity or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the Ordinary Share represented thereby are issued and shall be held subject to all the provisions of the Company’s Memorandum and Articles and resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the secretary of the Company), to all of which the holder of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT	-		Custodian

TEN ENT	-	as tenants by the entireties			(Cust)		(Minor)
JT TEN	-	as joint tenants with right of survivorship and not as tenants in common			under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received,        hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S)

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

      represented by the within Certificate, and hereby irrevocably constitutes and appoints to transfer the said Ordinary Shares on the books of the within named Company with full power of substitution in the premises.

Dated:
Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15, OR ANY SUCCESSOR RULE).

As more fully described in, and subject to the terms and conditions described in the Company’s final prospectus for its initial public offering dated [•] (the “Prospectus”) and the Memorandum and Articles, the holder(s) of this certificate shall be entitled to receive a pro-rata portion of the funds from the trust account established in connection with the Company’s initial public offering only in the event that (i) the Company redeems the Ordinary Shares included in the units sold in its initial public offering and liquidates because it does not consummate an initial business combination within the period of time set forth in the Company’s Memorandum and Articles (such date being referred to herein as the “Last Date”), (ii) the holder(s) properly redeems for cash his, her or its respective Ordinary Shares included in the units sold in its initial public offering in connection (x) with a shareholder vote to amend the Memorandum and Articles (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with an initial business combination or to redeem 100% of the Ordinary Shares sold in its initial public offering, if it does not consummate an initial business combination by the Last Date or (B) with respect to any other material provisions relating to the rights of holder of Ordinary Shares or pre-initial business combination activity, upon the effectiveness of any such amendment, or (y) with a general meeting called to approve the initial business combination, or (z) without a shareholder vote by means of a tender offer (or proxy solicitation, solely in the event the Company seeks shareholder approval of the proposed initial business combination) setting forth the details of a proposed initial business combination. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.